As filed with the Securities and Exchange Commission
on December 9, 2002

REGISTRATION NO. 333-100803
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

AMENDMENT NO. 1 TO
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RELOCATE411.COM
(Exact Name of Small Business Issuer in its Charter)

Delaware (State of Incorporation)	(Primary Standard Classification Code)	11-3462369 (IRS Employer ID No.)

142 Mineola Avenue, Suite 2D
Roslyn Heights, New York  11577
(516) 773-3085
(Address and Telephone Number of Registrant's Principal
Executive Offices and Principal Place of Business)

Darrell Lerner
Relocate411.com, Inc. 142 Mineola Avenue, Suite 2D
Roslyn Heights, New York  11577
(516) 773-3085
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Richard I. Anslow, Esq. Anslow & Jaclin, LLP
4400 Route 9, 2nd Floor
Freehold, New Jersey  07728
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, par value $0.0001 per share	1,250,000	$.025	$31,250	$2.88

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED    , 2002.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUSRELOCATE411.COM,
INC.

1,250,000 SHARES OF COMMON STOCK

Our selling stockholders are offering to sell 1,250,000 shares of our common stock.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our common stock is presently not trading on any public market or securities exchange. It is our intention to retain a market maker to apply for trading on the Over the Counter Bulletin Board (“OTC BB”) following the effectiveness of this registration statement.

The date of this prospectus is October    , 2002

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA	2
ABOUT OUR COMPANY	3
RISK FACTORS	3
SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS	15
USE OF PROCEEDS	15
MARKET PRICE OF OUR COMMON STOCK	15
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION	16
BUSINESS	22
MANAGEMENT	32
PRINCIPAL STOCKHOLDERS	36
DILUTION	37
SELLING STOCKHOLDERS	39
PLAN OF DISTRIBUTION	41
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	42
DESCRIPTION OF SECURITIES	42
DELAWARE BUSINESS COMBINATION PROVISIONS	45
INDEMNIFICATION OF DIRECTORS AND OFFICERS	45
WHERE YOU CAN FIND MORE INFORMATION	46
TRANSFER AGENT	47
LEGAL MATTERS	47
EXPERTS	47
INDEX TO FINANCIAL STATEMENTS	f-1

Until ______, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

ABOUT OUR COMPANY

Relocate 411.Com, Inc., formerly known as Stateside Fundings, Inc., was organized under the laws of the State of Delaware on December 19, 1997. We are considered to be in our development stage since we are devoting substantially all of our efforts to establishing a new business. Our planned principal operations have not yet commenced and there have been no revenues to date. We are developing a web site to be utilized in various real estate services such as relocation, listings of real estate sales or rentals, mortgage information and other real estate related information or content.

On January 26, 2000, the stockholders of Relocate411.com, Inc., a New York Corporation, completed a merger and stock exchange with Stateside Fundings, Inc., a Delaware Corporation. Pursuant to same, Stateside Funding filed Articles of Amendment changing our name to Relocate 411.com, Inc.

We have not been involved in any bankruptcy, receivership or similar proceeding. We have not been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Where You Can Find Us

At present we have no real property and maintain an office at the office of our President, Darrell Lerner, at 142 Mineola Avenue, Roslyn Heights, New York 11577. Our telephone number is (516)773-3085.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis or Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations and balance sheet data for the year ended November 30, 2001 are derived from our audited financial statements included elsewhere in this Prospectus. The statement of operations and balance sheet data at August 31, 2002 are derived from our financial statements included elsewhere in this Prospectus.

	Nine Months Ended August 31, 2002	Twelve Months Ended November 30, 2001
Statement of Operations Data:
Revenue	$0	$0
Net Losses	$(3,893)	$(52,949)
Total Operating Expenses	$3,893	$52,949
Research and Development	$0	$0
General and administrative	$3,893	$10,949

	Nine Months Ended August 31, 2002	Twelve Months Ended November 30, 2001
Balance Sheet Data:
Cash	$20,167	$0
Total Current Assets	$20,167	$6,652
Total Assets	$26,819	$6,652
Total Liabilities	$19,922	$16,122
Stockholders Equity(deficit)	$6,897	$(9,469)

RISK FACTORS

You should carefully consider the following risk factors and other information in this prospectus before deciding to become a shareholder of our common stock. Your investment in our common stock is highly speculative and involves a high degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words “we”, “our” or “us” refer to Relocate411.com, Inc. and not to the selling stockholders.

We Will Require Additional Funds to Achieve Our Current Business Strategy and Our Inability to Obtain Additional Financing Could Have a Material Adverse Effect on Our Ability to Maintain Business Operations.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy of completing a website to be utilized in various real estate services. This financing may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have a material adverse effect on our ability to implement our growth strategy, and as a result, could require us to possibly cease our operations.

If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

Our Independent Auditors Have Issued a Report in Which They Expressed Substantial Doubt about Our Ability to Continue as a Going Concern.

The report of our independent auditors on our financial statements for the year ended November 30, 2001 contains an explanatory paragraph which indicates that we have recurring losses from operations. The deficit accumulated in the developmental stage of operation as of August 31, 2002 was $236,904. This report states that, because of these losses, there may be a substantial doubt about our ability to continue as a going concern. This report and the existence of these recurring losses from operations may make it more difficult for us to raise additional debt or equity financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review this report before making a decision to invest in Relocate411.

We Have a Limited Operating History That You Can Use to Evaluate Us and the Likelihood of Our Success must Be Considered in Light of the Problems, Expenses, Difficulties, Complications and Delays Frequently Encountered by a Small Developing Company.

We have not generated any revenues to date. We have no significant assets or financial resources. We have been engaged solely in start-up activities and have not commenced material operations in our core business of providing real estate services online. The likelihood of the our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. To address these risks, we must, among other things, respond to competitive developments; continue to attract, retain and motivate qualified persons, research and develop new technology; and commercialize services incorporating such technologies.

There can be no assurance we will be successful in addressing these risks or any other risks. We have not been in business long enough to make a reasonable judgment as to our future performance. There can be no assurance that we will be able to successfully implement our business plan, generate sufficient revenue to meet our expenses, operate profitably or be commercially successful. Since we have a limited operating history of marketing our services to the public over the Internet, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter to quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some of which are beyond our control, including:

o	regulatory actions;
o	market acceptance of our products and services;
o	new product and service introductions; and
o	competition.

These conditions raise substantial doubt about our ability to continue as a going concern.

As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents.

We must obtain Listings from Real Estate Agents, Brokers, Home Builders, Multiple Listing Services and Property Owners.

Our success will depend in large part on the number of real estate listings received from agents, brokers, home builders, MLSs and residential, rental and commercial property owners. Many of our agreements with MLSs, brokers and agents to display property listings will have fixed terms, typically 12 to 30 months. At the end of the term of each agreement, the other party may choose not to continue to provide listing information to us on an exclusive basis or at all and may choose to provide this information to one or more of our competitors instead. If owners of large numbers of property listings, such as large brokers, MLSs, or property owners in key real estate markets choose not to renew their relationship with us, our web site could become less attractive to other real estate industry participants or consumers.

We must Dedicate Significant Resources to Market Our Advertising Products and Services to Real Estate Professionals.

Because the annual fee for our services sold to real estate professionals is expected to be relatively low, we will depend on obtaining sales from a large number of these customers. It may be difficult to reach and enroll new subscribers cost-effectively. A large portion of our sales force will target real estate professionals who are widely distributed across the United States. This hopefully, will result in relatively high fixed costs which will be associated with our sales activities.

We Will Depend on a Third Party to Sell Banner and Sponsorship Advertising on Some of Our Web Sites.

To date, we have not developed an internal direct sales force to sell banner and sponsorship advertising on our web site. If we are required to develop a large advertising sales force, our overhead would increase significantly. Therefore, we cannot estimate the amount or the timing of any advertising or other payments we may receive.

We Will Depend on Distribution Agreements with a Number of Internet Portals to Generate Traffic on Our Web Site.

We believe that a significant portion of our consumer traffic will come from the following Internet portal sites: America Online, @Home, Excite, Go Network/Infoseek, Lycos and Teltran International Ltd. We intend to pursue additional distribution relationships in the future although we may not succeed in these efforts. To secure both exclusive and non-exclusive distribution relationships, we will have to pay significant fees. However, we may not experience sustained increases in user traffic from these distribution relationships.

There is intense competition for placement on Internet portals. Our distribution agreements will have terms ranging from one to four years. When they expire, we may be unable to renew our existing agreements or enter into replacement agreements. If any of these agreements terminates without our renewing it, we could experience a decline in the number of our users and our competitive position could be significantly weakened. Even if we renew our agreements or enter into agreements with new providers, we may be required to pay significant fees to do so and may be unable to retain any exclusivity that we may have enjoyed under these agreements.

Our Web Site May Not Achieve the Brand Awareness Necessary to Succeed.

In an effort to obtain additional consumer traffic, increase usage by the real estate community and increase brand awareness, we intend to continue to pursue an aggressive online and off-line brand enhancement strategy. These efforts will involve significant expense. If our brand enhancement strategy is unsuccessful, we may fail to attract new or retain existing consumers or real estate professionals, which would have an adverse impact on our revenues.

The Market for Web-based Advertising Products and Services Relating to Real Estate Is Intensely Competitive.

The barriers to entry for web-based services and businesses are low, making it possible for new competitors to proliferate rapidly. In addition, parties with whom we have listing and marketing agreements could choose to develop their own Internet strategies or competing real estate sites upon the termination of their agreements with us. Many of our existing and potential competitors have longer operating histories in the Internet market, greater name recognition, larger consumer bases and significantly greater financial, technical and marketing resources than we do.

We Rely on Intellectual Property and Proprietary Rights.

We regard substantial elements of our web site and underlying technology as proprietary. Despite our precautionary measures, third parties may copy or otherwise obtain and use our proprietary information without authorization or develop similar technology independently. Any legal action that we may bring to protect our proprietary information could be expensive and distract management from day-to-day operations. Other companies may own, obtain or claim trademarks that could prevent or limit or interfere with use of the trademarks we use. The Relocate411.com web site address, or domain name are important to our business. If we were to lose the Relocate411.com domain name, our business would be harmed and we would need to devote substantial resources towards developing an independent brand identity. Legal standards relating to the validity, enforceability and scope of protection of proprietary rights in Internet-related businesses are uncertain and evolving, and we can give no assurance regarding the future viability or value of any of our proprietary rights.

We May Not Be Able to Protect the Web Site Addresses That Are Important to Our Business.

Our web site address, or domain name are important to our business. The regulation of domain names is subject to change. Some proposed changes include the creation of additional top-level domains in addition to the current top-level domains, such as “.com,” “.net” and “.org.” It is also possible that the requirements for holding a domain name could change. Therefore, we may not be able to obtain or maintain relevant domain names for all of the areas of our business. It may also be difficult for us to prevent third parties from acquiring domain names that are similar to ours, or that otherwise decrease the value of our intellectual property.

We Could Be Subject to Litigation with Respect to Our Intellectual Property Rights.

Other companies may own or obtain patents or other intellectual property rights that could prevent or limit or interfere with our ability to provide our products and services. Companies in the Internet market are increasingly making claims alleging infringement of their intellectual property rights. We could incur substantial costs to defend against these or any other claims or litigation. If a claim were successful, we could be required to obtain a license from the holder of the intellectual property or redesign our advertising products and services.

Our Business Is Dependent on the Strength of the Real Estate Industry, Which Is Both Cyclical and Seasonal.

The real estate industry traditionally has been cyclical. Recently, sales of real estate in the United States have been at historically high levels. Economic swings in the real estate industry may be caused by various factors. When interest rates are high or general national and global economic conditions are or are perceived to be weak, there is typically less sales activity in real estate. A decrease in the current level of sales of real estate and products and services related to real estate could adversely affect demand for our web site and our advertising products and services. In addition, reduced traffic on our web site would likely cause our advertising revenues to decline, which would materially and adversely affect our business. We may experience seasonality in our business. The real estate industry experiences a decrease in activity during the winter. However, because of our limited operating history under our current business model, we do not know if or when any seasonal pattern will develop or the size or nature of any seasonal pattern in our business.

We May Particularly Be Affected by General Economic Conditions.

Purchases of real property and related products and services are particularly affected by negative trends in the general economy. The success of our operations depends to a significant extent upon a number of factors relating to discretionary consumer and business spending, and the overall economy, as well as regional and local economic conditions in markets where we operate, including:

o	perceived and actual economic conditions;
o	interest rates;
o	taxation policies;
o	availability of credit;
o	employment levels; and
o	wage and salary levels.

In addition, because a consumer’s purchase of real property and related products and services is a significant investment and is relatively discretionary, any reduction in disposable income in general may affect us more significantly than companies in other industries.

We Have Risks Associated with Changing Legislation in the Real Estate Industry.

Real estate is a heavily regulated industry in the United States, including regulation under the Fair Housing Act, the Real Estate Settlement Procedures Act and state advertising laws. In addition, states could enact legislation or regulatory policies in the future which could require us to expend significant resources to comply. These laws and related regulations may limit or restrict our activities. For instance, we are limited in the criteria upon which we may base searches of our real estate listings such as age or race. As the real estate industry evolves in the Internet environment, legislators, regulators and industry participants may advocate additional legislative or regulatory initiatives. Should existing laws or regulations be amended or new laws or regulations be adopted, we may need to comply with additional legal requirements and incur resulting costs, or we may be precluded from certain activities. To date, we have not spent any resources on lobbying or related government issues. Any need to spend resources on our lobbying or related activities could substantially increase our operating costs.

We Operate in an Industry That May Become Heavily Regulated and Compliance Failures Could Adversely Affect Our Business.

Due to the increasing popularity of the Internet, it is possible that new laws and regulations may be adopted dealing with such issues as user privacy, content and pricing. Such laws and regulations might increase our cost of using, or limit our ability to use, the Internet as a distribution channel, which in turn could have a material adverse effect on our business, financial condition and operating results.

Government regulation and legal uncertainties could add additional costs to doing business on the Internet. There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted in the future that address issues such as user privacy, pricing and the characteristics and quality of products and services. For example, the Telecommunications Act of 1996 sought to prohibit transmitting various types of information and content over the Internet. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and on-line service providers in a manner similar to long distance telephone carriers and to impose access fees on those companies. This could increase the cost of transmitting data over the Internet. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership, libel and personal privacy are applicable to the Internet. Any new laws or regulations relating to the Internet or any new interpretations of existing laws could adversely affect our business.

"Penny Stock" Rules May Make Buying or Selling Our Common Stock Difficult.

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

-	Make a suitability determination prior to selling a penny stock to the purchaser;
-	Receive the purchaser’s written consent to the transaction; and
-	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

We Will Require Additional Management Personnel with Expertise in the Real Estate Industry in Order to Achieve Our Business Objectives.

We will require additional management, middle management and technical personnel who have previous expertise in real estate in order to achieve our business objectives. We may be unable to attract, assimilate or retain other highly qualified employees. There is significant competition for qualified employees in the computer programming and Internet industries. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business will be adversely affected.

Future Sales of Shares by Darrell Lerner or Byron Lerner Could Adversely Affect the Market Price of Our Common Stock.

There are approximately 11,200,000 shares of our common stock outstanding, of which approximately 8,600,000 (or 76.7%) are held beneficially by Darrell Lerner and Byron Lerner. The Lerners will be able to sell these shares in the public markets from time to time, subject to certain limitations on the timing, amount and method of such sales imposed by SEC regulations. If Darrell Lerner or Byron Lerner were to sell a large number of shares, the market price of our common stock could decline significantly.

Moreover, the perception in the public markets that such sales by Darrell Lerner might occur could also adversely affect the market price of our common stock.

Failure to Introduce New Products in a Timely Manner May Affect Our Ability to Compete Effectively.

Our future success will depend in large part on our ability to develop and enhance our services and products. We operate in a very competitive industry in which the ability to develop and deliver the real estate services through the Internet and other channels is a key competitive factor. There are significant technical risks in the development of new or enhanced services and products, including the risk that we will be unable to:

*	effectively use new technologies
*	adapt our products to emerging industry standards; or
*	develop, introduce and market enhanced or new products.

If we are unable to develop and introduce enhanced or new products quickly enough to respond to market or user requirements or to comply with emerging industry standards, or if these services and products do not achieve market acceptance, our business, financial condition and operating results could be materially adversely affected.

We Do Not Expect to Pay Dividends and Investors Should Not Buy Our Common Stock Expecting
to Receive Dividends

We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends.

There Is No Assurance of a Public Market and that the Common Stock Will Ever Trade on a Recognized Exchange.

There is no established public trading market for our securities. We currently intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus under “Risk Factors, “Plan of Operation,” “Business,” and elsewhere are “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause our or our industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.”

In some cases, you can identify forward-looking statements by the words “believe,” “expect,” “anticipate,” “intend,” and “plan” and similar expressions or the negative of these terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward- looking statements.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

LACK OF MARKET FOR OUR COMMON STOCK

There is no established public trading market for our securities. We intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The facts considered in determining the offering price was our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of Relocate411. The offering price bears no relationship to the book value, assets or earnings of Relocate411 or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

DIVIDENDS

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the development and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

PENNY STOCK CONSIDERATIONS

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

Overview

During the past year, our operations have been devoted primarily to developing a business plan, developing and launching our website and raising capital for future operations and administrative functions. We are completing a website to be utilized in various real estate services such as relocation, listings of real estate sales or rentals, mortgage information and other real estate related information or content. We have not spent any money for research and development.

Development stage expenses during the twelve months ended November 30, 2001 and for the nine months ended August 31, 2002 were $52,949 and $3,883 respectively. The expenses incurred were primarily due to salaries and benefits as well as various consulting, managerial and professional services in connection with our development of a business plan and the corporate formation. On-going increases to development stage expenses are anticipated.

Plan of Operation

During the next twelve months, we expect to take the following steps in connection with the development of our business and the implementation of our plan of operations:

*      within 30 days of effectiveness of this Registration Statement, seek a listing for quotation on the NASD OTC Bulletin Board and begin discussions with various potential real estate consultants to assist us, as well as companies within the industry to partner with;

*      within 60 days of effectiveness of this Registration Statement, identify funding options to raise additional capital for the company and key geographic markets to target during our first phase of operations

*      hire and train additional staff, including management, marketing staff, and administrative personnel; We anticipate hiring at a minimum 10 employees in the next twelve months;

*      Initiate substantive construction of our corporate website;

Each of these steps present significant risks with respect to our ability to implement our plan of operations, which are discussed in the “Risk Factors” section of this prospectus. You should carefully review these risks prior to participating in the offering.

We intend to grow through internal development andstrategic alliances.

Because of uncertainties surrounding our development and limited operating history, we anticipate incurring development stage losses in the foreseeable future. Our ability to achieve our business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

Capital Resources and Liquidity.

As of August 31, 2002, we had approximately $20,167 in cash. We plan to continue to accrue our management salaries and our general and administrative expenses are expected to average $1,500 per month for the next 12 months. We believe we have sufficient cash to meet our minimum development and operating costs for the next 12 months. We will need to raise additional capital to continue or operations past 12 months, and there is no assurance we will be successful in raising the needed capital.

Cash Requirements and Additional Funding

We are dependent on external capital to continue to develop and grow our business operations and to finance our business strategy. This external capital will also be necessary in order for our operations to reach a level in which it may internally generate the cash flow necessary to sustain our operations. If we are unable to raise new capital, we may not be able to maintain business operations.

The plan of operation described in this discussion assumes that we will be successful in raising additional and necessary capital. If we are unable to raise additional funds, we may be forced to delay, scale back or eliminate certain product and service development programs. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results, and we may need to delay full deployment of our services. Although we have historically relied upon financing provided by our shareholders to supplement our operations, they are not legally obligated to provide us with any additional funding in the future. We currently do not maintain any lines of credit nor do we have any agreements for additional sources of financing.

PERIOD FROM DECEMBER 19, 1997 (DATE OF INCEPTION) THROUGH AUGUST 31, 2002

Our cumulative net losses since the inception are attributable to the fact that we have not derived any revenue from operations to offset out business development expenses.

Net loss since inception has amounted to $236,904, primarily consisting of salaries, accounting and legal fees, website development fees, rent and general administrative expenses. The accounting and legal expenses were in connection with our annual and quarterly regulatory filings.

NINE MONTHS ENDED AUGUST 31, 2002 AND AUGUST 31, 2001

Development stage income during the nine months ended August 31, 2002 was $0 as compared to $0 for the nine months ended August 31, 2001. Expenses for the nine months ended August 31, 2002 were $3,883 primarily consisting of salary, accounting and legal fees. These fees are related to our quarterly regulatory filings. Expenses for the nine months ended August 31, 2001 were $49,812 primarily consisting of salary, accounting and legal fees in connection with our daily operations and quarterly regulatory filings.

THREE MONTHS ENDED AUGUST 31, 2002 AND AUGUST 31, 2001

Development stage expenses during the three months ended August 31, 2002 were $1,283 as compared to $0 for the period ended August 31, 2001. Expenses for the three months ended August 31, 2002 were primarily salary, along with accounting and legal fees in connection with quarterly regulatory filings.

BUSINESS - OUR COMPANY

A Summary Of What We Do

We are a development stage Internet based company whose goal is to develop a web site to be utilized in various real estate services such as relocation, listings of real estate sales or rentals, mortgage information and other real estate related information or content.

At present we have no real property and we maintain an office at the officer of our President, Darrell Lerner, at 142 Mineola Avenue, Roslyn Heights, New York 11577. Our corporate staff consists of three part time people with experience in the real estate industry. Our telephone number is (516) 773-3085.

Industry Background

The Real Estate Industry

The real estate industry accounts for approximately 15% of the gross domestic product of the United States and is therefore one of the largest sectors of the economy. The real estate industry is commonly divided into the residential and commercial sectors. The residential sector includes the purchase, sale, rental, remodeling and new construction of homes and represents approximately $1 trillion per year. The commercial sector includes the lease, resale, and new construction of property for businesses and represents approximately $300 billion per year.

The Residential Real Estate Market

Buying a home is the largest financial decision, and represents one of the most difficult and complex processes, most consumers will ever undertake. The process of finding a home begins a lifelong cycle which most consumers will move through once every seven to eleven years. This cycle tracks major life events such as employment, marriage, children and retirement.

A significant portion of the United States economy has evolved around helping consumers as they navigate through this home and real estate cycle. An enormous network of support services and products exists to assist consumers in finding a property, building a property, renting or buying a property, moving, owning a property and selling a property.

Find a Property. The following real estate professionals and organizations assist consumers in finding a property:

Real Estate Agents. Real estate agents are independent contractors that are licensed to negotiate and transact the sale of real estate on behalf of prospective buyers and sellers. There are over 1.0 million real estate agents in the United States. Consumers spend in excess of $30 billion annually for assistance with the finding, buying and selling of residential property.

Real Estate Brokers. Real estate brokers are paid a commission to bring buyers and sellers together and assist in negotiating contracts. Real estate brokers often have their own independent offices and may employ other licensed real estate agents. There are over 100,000 real estate brokers in the United States.

Residential Franchisers. There are six major residential franchisers in the United States: Century 21, Coldwell Banker and ERA, which collectively comprise the Cendant franchise; RE/MAX; Prudential; and Better Homes & Gardens. These franchisers together represent thousands of independently owned and operated real estate offices and hundreds of thousands of real estate professionals in the United States.

Multiple Listing Services. MLSs operate proprietary networks that provide real estate professionals with listings of properties for sale, and are regulated by a governing body of local brokers and/or agents.

There are approximately 800 MLSs nationwide that aggregate local property listings by geographic location. We estimate that, as of June 30, 2000, MLS provided approximately 1.47 million resale home listings nationwide.

National Association of Realtors. The NAR is the largest trade association in the United States that represents real estate professionals. The NAR consists of residential and commercial realtors, including brokers, agents, property managers, appraisers, counselors and others engaged in all aspects of the real estate industry. The NAR has approximately 720,000 members.

Build a Property. In addition to the real estate professionals and organizations involved in finding a home, the new home market is also served by a large group of dedicated professionals including:

o	Home Builders. New homes are built primarily by a limited number of national home builders and a much larger number of local volume and custom builders. In 1999, home builders built over 800,000 homes, generating over $160 billion in sales.

o	National Association of Home Builders. The NAHB is the second largest real estate trade association in the United States. As of December 31, 1999, theNAHB’s members include approximately 197,000 firms. Approximately one-third of the NAHB’s members are home builders and/or remodelers, and the remainder work in closely related fields within the residential real estate industry, such as mortgage, finance, building products, and building services including subcontractors.

Rent a Property. Today, over 30 million households in the United States reside in rental housing. In addition to real estate agents and brokers who assist in the leasing of residential rental units, professionals serving this segment of the market include the following:

o	Property Owners. Property owners include owners of individual apartment units, multi-family apartment complexes, individual single family rental homes or other residential rental properties. Property owners may lease and operate their rental properties themselves or outsource those functions to other real estate professionals, such as property managers. The residential rental ownership market is highly fragmented, with the 50 largest owners of multi-family apartment complexes owning approximately 10% of all apartment rental units in the United States.

o	Property Managers. Property managers are typically responsible for leasing available rental units, collecting rents, and maintaining the property. Property managers typically manage a number of apartment complexes, and will employ third party leasing agents to assist them with the leasing function. The property manager market is also highly fragmented, with the 50 largest property managers, many of whom also own their properties, managing approximately 10% of all apartment rental units in the United States.

Buy and Sell a Property. Because of the complexity and size of the purchase or sale transaction, consumers buying or selling a home typically rely upon a series of professionals, including real estate agents and ancillary service providers, such as mortgage brokers, title agents, escrow agents, attorneys, inspectors and appraisers. These professionals and ancillary service providers offer products and services, such as mortgages, title insurance, credit reports, appraisals and inspections, that generated in excess of $49 billion in transactional fees in 1999.

Move.   Every time consumers buy, sell or rent a home, they need assistance with various relocation related services, such as insurance and moving supplies and services. We estimate that consumers spend over $100 billion each year for home and apartment moves including moving services and related product purchases. In addition, real estate transactions often lead to significant lifestyle changes for consumers, including changing neighborhoods, schools, shopping malls, banks, grocers, cleaners and other retail relationships. As a result, consumers need information about the wide range of available product and service alternatives relating to all aspects of their relocation.

Maintain a Property. Ownership represents the longest portion of the home and real estate life cycle. Homeowners purchase a large number of household and home related products including furniture, appliances, hardware and supplies. During this phase of the home and real estate life cycle, homeowners also require a number of ancillary services, relating to such activities as home maintenance and repairs, refinancing, remodeling and landscaping. As a result, homeowners are continuously seeking sources of information to assist them in locating providers of these products and services.

Challenges in the Real Estate Market

Every participant in the home and real estate life cycle faces a unique set of challenges:

Home Buyers. In order to dispel the fear of purchasing the wrong home or paying too much for a home, consumers must be assured that they have considered all available options. Therefore, home buyers require an extensive amount of information and several decision tools to help bolster confidence during the home buying process. To make an informed decision, consumers need access to a comprehensive listing of homes for sale and require information about specific neighborhoods and listed prices of comparable homes for sale in a given geographic location.

Once a home has been selected, consumers must consider a broad range of related services, including mortgage, title, escrow, insurance, moving and relocation services as well as remodeling alternatives. As a result, consumers are continually searching for additional information and resources to assist them in every aspect of the real estate transaction and need a comprehensive, convenient and integrated source of information that assists them in each step of the process.

Real Estate Agents and Brokers. Real estate agents and brokers depend on attracting and retaining customers in order to generate increasing numbers of transactions. Due to its size and complexity, it is not uncommon for the real estate transaction to take several months to complete. As a result, the job of real estate agents and brokers is complicated by a variety of factors. Therefore real estate agents and brokers are looking for additional opportunities to market their services, become more productive and compete more effectively for transactions. In addition, they seek greater efficiency in disseminating information to their prospective clients and are looking for tools that can help them streamline their current practices.

Home Builders. Home building and real estate professionals who focus on new homes and new home developments also depend on attracting and retaining customers in order to sell new properties in a timely manner. However, home builders have not developed an infrastructure similar to an MLS to aggregate, update and share data regarding available inventory. Nor do they have the infrastructure to communicate this information to potential buyers. As a result, home building and real estate professionals continue to seek new ways to market their products and services and inform prospective home buyers of the availability of new properties.

Renters, Property Managers and Owners. To make an informed decision, renters need access to comprehensive information about available rental units, specific neighborhoods and rental prices in a given geographic location. Because of the high turnover rate in rental units, property managers and owners must regularly attract new tenants to minimize their vacancy rates. We estimate that approximately $1.8 billion was spent in 1999 to market apartments and rental homes. The rental market has not developed a central repository for comprehensive listings accessable by potential renters nationwide and property managers and owners are continuously seeking to market their available units in a cost-effective manner.

Ancillary Service Providers. Consumers require a variety of products and services throughout the home and real estate life cycle. The real estate transaction provides service providers and retailers the opportunity to target consumers at a time when they are shifting their buying patterns. Providers and retailers of these products or services need an effective mechanism to reach consumers who are most interested in their offerings. Ideally, these providers of products and services would have a centralized location where they could advertise their offerings to a target group of consumers who are engaged in the real estate process.

The Internet and Real Estate

The emergence and acceptance of the Internet is fundamentally changing the way that consumers and businesses communicate, obtain information, purchase goods and services and transact business. Because of its size, fragmented nature and reliance on the exchange of information, the real estate industry is particularly well suited to benefit from the Internet. The real estate industry currently spends $3.5 billion a year on advertising and print media. Traditional sources of advertising and print media, including classifieds and other off-line sources, are not interactive and are limited by incomplete and inaccurate data that is local in scope and is typically disseminated on a weekly basis. These traditional sources also lack content that can be searched based on specified terms, a centralized database of information and the ability to conduct two-way communications. The Internet offers a compelling means for consumers, real estate professionals, home builders, renters, property managers and owners and ancillary service providers to come together to improve the dissemination of information and enhance communications.

We plan on pioneering the use of the Internet to bring the real estate industry online and to enable real estate industry participants to benefit from the Internet.

Our Strategy

Our objective is to provide people who are unfamiliar with a new city with the resources they need to make an informal decision on where exactly they want to move to. The key elements of our strategy will include connecting consumers and professional service providers by increasing the content and relevant data available on our web site.

Increase Usage of Our Web Site. We will seek to increase the number of people using our web site as well as the amount of time they will spend there. We plan to develop distribution arrangements with Internet portals. We intend to pursue distribution relationships with high traffic web sites and web sites offering real estate related services. We also expect to increase our marketing efforts in traditional media, such as newspaper advertisements, radio and television promotions. We also intend to add features and content to our web site designed to encourage users to spend more time on our web site.

Industry Professionals. We plan on developing relationships with key real estate industry participants, such as the NAR, the NAHB, MLSs, brokers and builders in order to provide us with a distinct competitive advantage. These relationships will provide us with opportunities to market our services to their members. These relationships also allow us to provide consumers with comprehensive information and resources related to all aspects of the home and real estate life cycle, such as real estate listings and neighborhood information, directories of REALTORS and real estate news. We plan to pursue additional or broader listing and marketing relationships with key industry participants.

Develop and Extend Our Brand Recognition. As more consumers and real estate professionals utilize the Internet for their real estate needs, we believe that brand awareness will provide us with a significant competitive advantage. We plan to expand our marketing efforts with advertising campaigns in traditional media as well as on the Internet in order to build greater recognition for our web site.

Incorporate Emerging Internet Technologies. We believe the evolution of the Internet will provide us with the opportunity to move more real estate related information and activities onto the Internet.

Products and Services

Our site will enable potential home buyers to browse, free of charge, from our searchable database. We plan to have content arrangements with Multiple Listing Services across the United States to provide the listings. Our property listings will typically provide information that is significantly more detailed and timely than that included in alternative media channels, such as newspaper classified advertisements. A Multiple Listing Service operates proprietary networks that provide real estate professionals with listings of properties for sale and are regulated by a governing body of local brokers and/or agents. We will receive the balance of our listings from real estate brokers. We will also provide “for sale by owner” listings.

We plan on providing decision support tools, such as mortgage calculators and finance worksheets, information concerning the home buying and selling process and features such as city profiles that aid users in evaluating the attributes of particular neighborhoods or geographic locations, including but not limited to school district ratings, neighborhood profiles, restaurant ratings, information on places of worship and local social events.

Our Find a Home feature will allow potential home buyers to search our database of home listings. The user will select a geographic region or a specific MLS property identification number. The user can refine their home search by selecting neighborhood and home characteristics. Our search engine will return a list of homes ranked by their conformity to the users’ search criteria. The search results will provide pictures of the homes, if available, descriptions of the properties, the name and contact information of the agent that represents the home seller and, for certain homes, virtual tours. For agents, the consumer’s search results will also provide a direct link to their personalized web site displaying each property listed by the agent.

Our Find a Realtor feature allows a user to contact a realtor to buy or sell a home in a given geographic area. The user can search for realtors who specialize in the cities or zip codes specified by the user. Users can also search by keyword and/or by office name or name of the realtor. We will provide a list of realtors meeting the search criteria, which includes a link to each realtor’s home page, their office name, phone and fax numbers, their e-mail address and a brief description of their specialty.

We intend to create a separate area of the site that will cater specifically to college students by compiling an extensive list of off-campus housing listings at major universities throughout the country. This particular area of the real estate market is one of constant turnover and large demand. Students move into new off-campus housing on a year to year basis and we feel we can fill the demand that exists among both the students seeking housing and the owners trying to rent their properties. Access to these listings will be free to site visitors and those who place the listings online will be charged a small listing fee. We anticipate advertising in college newspapers and publications as well as through word of mouth.

Our Find a Neighborhood feature will enable users to locate desired neighborhoods by searching information such as quality of schools, crime rate, average home cost, and urban/rural profiles. Once a profile has been established, our search engine returns a map ranking geographic areas according to the user’s criteria.

Real Estate Agents. This search enables users desiring to find a realtor to assist them in their new home search in a specified geographic area. After entering search criteria, the results display a list of agents by real estate office. By clicking on the agent’s name, users go to the selected agent’s home page. Links to real estate office are also available. Properties listed on our web site will include large multi-family apartment complexes as well as smaller, single family homes.

Multi-Family Apartment Complexes. We will offer property owners and managers of multi-family apartment complexes the opportunity to list basic rental information free of charge. Basic listing information is a text-based presentation of information which will summarize rental listings in a manner similar to that which might be found in a local listing publication. We will also offer enhanced features to owners and managers for a monthly subscription fee. These enhanced features can include:

o	color photos and detailed property and rental unit descriptions for all unit types, including monthly rental ranges;
o	premium placement of listings at the top of rental search results returned, as well as links to an owner's or manager's web page;
o	maps and driving instructions to the property;
o	inquiries from renters inquiring about specific properties sent by electronic e- mail; and
o	detailed monthly reports of web page and lead activity.

Single Family Homes. Owners of individual units or small buildings listed with a realtor, and in some areas other real estate professionals, can list their available rental units with the individual unit listing service. The owner completes a form which contains up to 24 standard features about the unit and its amenities. The owner can also designate special amenities about the unit and have a photo of the unit posted for an additional fee. We plan on offering these services to real estate professionals on a subscription basis. We plan on selling Internet banner advertising and sponsorships on our web site to advertisers other than property owners and property managers, and plan to offer a fee-based consumer service. The consumer service allows consumers to receive access to less widely disseminated rental listings in markets where vacancies are very low, such as in New York City, San Francisco and Seattle.

Property Listings. The property listings feature will provide access to commercial property listings by linking to a comprehensive collection of web sites containing commercial property listings. By providing access to a centralized resource for commercial property links, we will enable commercial real estate professionals to connect quickly and easily to web sites containing listings that were not previously accessible from a single source.

Real Estate Industry Relationships

We plan on establishing relationships with a number of important participants in the real estate industry. These will include relationships with the NAR and the NAHB, our content relationships with brokers, homebuilders and MLSs and our marketing relationships with major real estate franchises.

Sales and Marketing

An important element of our business strategy is to build brand recognition around our web site and our products and services.

Competition

We believe that the principal competitive factors in attracting consumers to our web site will be:

o	the total number of listings and the number of listings for the consumer's specific geographic area of interest available on our web site;
o	the parties with which web site operators have listing, marketing or distribution relationships;

o	the quality and comprehensiveness of general real estate related, particularly home-buying, information available on our web site;
o	the availability and quality of other real estate related products and services available through our web site; and
o	the ease of use of our web site.

We believe that the principal competitive factors in attracting advertisers, content providers and real estate professionals to our web site will be:

o	the number of visitors to our web site;
o	the average length of time these visitors spend viewing pages on our web site;
o	our relationships with, and support for our services by, the NAR and the NAHB; and
o	our relationships and national contracts with the major home builders and rental property owners and managers in the United States.

Our main existing and potential competitors for home buyers, sellers and renters and related content include:

o	web sites offering real estate listings together with other related services, such as Apartments.com, CyberHomes, HomeHunter.com, HomeSeekers, iOwn, LoopNet, Microsoft’s HomeAdvisor, NewHomeNetwork.com and RentNet;
o	web sites offering real estate related content and services such as mortgage calculators and information on the home buying, selling and renting processes;
o	general purpose consumer web sites, such as AltaVista and Yahoo that also offer real estate-related content; and
o	traditional print media such as newspapers and magazines.

Our main existing and potential competitors for advertisements may include:

o	general purpose consumer web sites such as AltaVista, America Online, Excite, Lycos, Netscape's Netcenter and Yahoo;
o	general purpose online services that may compete for advertising dollars;
o	online ventures of traditional media, such as Classified Ventures; and
o	traditional media such as newspapers, magazines and television.

The barriers to entry for web-based services and businesses are low, making it possible for new competitors to proliferate rapidly. In addition, parties with whom we plan to have listing and marketing agreements could choose to develop their own Internet strategies or competing real estate sites upon the termination of their agreements with us. Many of our existing and potential competitors have longer operating histories in the Internet market, greater name recognition, larger consumer bases and significantly greater financial, technical and marketing resources than we do.

Operations

We will maintain our computer system at our corporate headquarters. Our operations are dependent upon our ability to protect our systems against damage from fire, hurricanes, power loss, telecommunications failure, break-ins, computer viruses and other events beyond our control. We will maintain access to the Internet through third-party providers. Any disruption in our Internet access, failure of our third party providers to handle higher volumes of users or damage or failure that causes system disruptions or other significant interruptions in our operations could have an adverse effect on our business.

GOVERNMENT AND STATE REGULATION

Internet Law

Our website is not currently subject to direct federal laws or regulations applicable to access, content or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:

*	user privacy;
*	freedom of expression;
*	pricing;
*	content and quality of products and services;
*	taxation;
*	advertising;
*	intellectual property rights; and
*	information security

The adoption of any such laws or regulations might decrease the rate of growth of internet use, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have a material adverse effect on our business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

EMPLOYEES

We employ three people on a part-time basis. We will employ additional people as we continue to implement our plan of operation. None of our employees are covered by a collective bargaining agreement, and we believe that our relationship with our employees is satisfactory.

DESCRIPTION OF PROPERTY

We currently use office space in a building located at 142 Mineola Avenue, Roslyn Heights, New York. The primary tenant is Darrell Lerner, our President. The lease for such premises is in the name of International Global Communications, Inc., a company owned by Byron Lerner, one of our shareholders and the father of Darrell Lerner, our sole officer and director. The lease provides for monthly rental payments of $475 and presently expires February 28, 2003. There is an extension period that commences March 1, 2003 until February 28, 2004 at the rate of $500 per month.

LEGAL PROCEEDINGS

To the best of our knowledge, there are no known or pending litigation proceedings against us.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

NAME	AGE	POSITION
Darrell Lerner	28	President, Chief Executive Officer, Treasurer and Director

Darrell Lerner has been our President, Chief Executive Officer, Treasurer and Director

since the merger on January 26, 2000. From April 1998 to the present, Mr. Lerner has been the president and director of Fantasy Sports Net, Inc., an internet company which provides interactive fantasy sports games and sports related information. Mr. Lerner is a Cum Laude graduate of Hofstra University and a graduate of Hofstra Law School. Mr. Lerner has a degree in business administration/finance and extensive experience in telecommunications and journalism.

We intend to expand our Board of Directors, and to seek to recruit and retain a Chief Financial Officer, upon completion of this offering. Current efforts are underway to recruit additional members of management, as well.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

BOARD OF DIRECTORS

The board of directors consists of one director.

BOARD COMMITTEES

The Board of Directors has established no committees.

EXECUTIVE COMPENSATION

Darrell Lerner has been our President, Chief Executive Officer and Treasurer since inception. Mr. Lerner received $21,000 in restricted corporate stock as compensation for services performed during the 2001 fiscal year. The following table sets forth information concerning annual and long-term compensation, on an annualized basis for the 2001 fiscal year, for our Chief Executive Officer and for each of our other executive officers (the “Named Executive Officers”) whose compensation on an annualized basis is anticipated to exceed $100,000 during fiscal 2001.

SUMMARY COMPENSATION TABLE

ANNUAL COMPENSATION				LONG TERM COMPENSATION
NAME AND PRINCIPAL POSITION	FISCAL YEAR	OTHER SALARY	ANNUAL BONUS	RESTRICTED STOCK COMPENSATION	SECURITIES UNDERLYING AWARDS	OPTIONS (NO. OF SHARES)	ALL OTHER COMPENSATION

Darrell Lerner President and Treasurer	2001	$0	0	0	21,000	0	0

Our shareholders may in the future determine to pay Directors’ fees and reimburse Directors for expenses related to their activities.

STOCK OPTIONS

We did not grant stock options in 2000.

The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal year 2001:

OPTION GRANTS IN FISCAL 2001
(INDIVIDUAL GRANTS)(1)

NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED	% OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL 2001	EXERCISE PRICE	EXPIRATION DATE

None

No Executive Officer held options during the 2001 fiscal year. The following table sets forth information as to the number of shares of common stock underlying unexercised stock options and the value of unexercised in-the-money stock options projected at the 2001 fiscal year end:

None

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of October 21, 2002, certain information with respect to the beneficial ownership of the common stock by (1) each person known by us to beneficially own more than 5% of our outstanding shares, (2) each of our directors, (3) each Named Executive Officer and (4) all of our executive officers and directors as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF OUTSTANDING SHARES

5% STOCKHOLDERS

Darrell Lerner 142 Mineola Avenue Roslyn, New York 11577	6,600,000	58.93%

Byron Lerner 142 Mineola Roslyn, New York 11577	2,000,000	17.86%

James Tubbs 142 Mineola Roslyn, New York 11577	900,000	8.04%

DIRECTORS AND NAMED EXECUTIVE OFFICERS

Darrell Lerner 142 Mineola Avenue Roslyn, New York 11577	6,600,000	58.93%

All directors and executive officers as a Group (1 person)	6,600,000	58.93%

(1) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the 1,000,000 shares of common stock sold to investors in the Regulation D Rule 506 private placement undertaken by Relocate411 in July 2002 and the 250,000 shares issued to Anslow & Jaclin, LLP in September 2002 for services rendered to us. None of the selling stockholders have had within the past three years any position, office or other material relationship with us or any of our predecessors or affiliates.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 21, 2002 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common Stock owned prior to offering(1)	Percent of Common Stock owned prior to offering	Shares of common stock to be sold	Shares of common Stock owned After offering	Percent(1)

Anslow & Jaclin, LLP 4400 Route 9, 2nd Floor Freehold, New Jersey 07728	250,000	2.23%	250,000	0	0

Frank Massaro 160 Stevens Avenue W. Hempstead, NY 11552	16,000.14%		16,000	0	0

Michael and Thelma Hartman 73-12 35th Avenue, Apt. D65 Jackson Heights, NY 11372	40,000.36%		40,000	0	0

Nicholas A. Waslyn 91 Searingtown Road Searingtown, NY 11507	20,000.18%		20,000	0	0

Eric Tjaden 33 Admiral Lane Hicksville, NY 11801	26,000.23%		26,000	0	0

Margaret Indelicato 50 Slabey Avenue Maluene, NY 11501	16,000.14%		16,000	0	0

Juan C. Morales 288 Jericho Turnpike, Apt. 2 Mineola, NY 11501	4,000.04%		4,000	0	0

Sheldon Shalom 18 Flamingo Road Roslyn, NY 11576	4,000.04%		4,000	0	0

Patricia Faro 31 Roger Place Floral Park, NY 11001	4,000.04%	4,000	0	0

Philip Mazzella 418 Oak Street Bellmore, NY 11710	16,000.14%	16,000	0	0

Richard Zapolski 15 Suydam Lane Bayport, NY 11705	16,000.14%	16,000	0	0

William Grimm 33 Foxcroft Road Albertson, NY 11507	8,000.07%	8,000	0	0

Richard Volpe 56 The Glen Glen Head, NY 11545	16,000.14%	16,000	0	0

Mark J. Parendo 96 McCellan Avenue Mineola, NY 11501	20,000.18%	20,000	0	0

Mitch Hershkowitz 101 Lincoln Avenue, Apt. 4P Mineola, NY 11501	20,000.18%	20,000	0	0

Kristine Gentile 25 Evelyn Lane Centereach, NY 11720	4,000.04%	4,000	0	0

Robert M. J. Hartman 67-30 Clyde Street, Apt. 5A Forest Hills, NY 11375	20,000.18%	20,000	0	0

Danielle L. Hartman 70-31 108th Street Forest Hills, NY 11375	20,000.18%	20,000	0	0

Martin Miller 38 Pembroke Drive Glen Cove, NY 11542	60,000.54%	60,000	0	0

Dolores E. Miller 38 Pembroke Drive Glen Cove, NY 11542	100,000.90%	100,000	0	0

Dolores E. Miller a/c/f Dillon Engel 38 Pembroke Drive Glen Cove, NY 11542	20,000.18%	20,000	0	0

Drew Goldberg 320 E. 46th Street, Apt. 16F New York, NY 10017	10,000.09%	10,000	0	0

Carol Sitte 6534 78th Street Middle Village, NY	50,000.45%	50,000	0	0

Karen Pasteressa a/c/f Samantha Pasteressa 50 Battery Place New York, NY 10280	20,000.18%	20,000	0	0

Desert Green, Inc. 24 Pheasant Run Lane Dix Hills, NY 11746	40,000.36%	40,000	0	0

Robert Giambrone 24 Pheasant Run Lane Dix Hills, NY 11746	50,000.45%	50,000	0	0

Anthony Giambrone 24 Pheasant Run Lane Dix Hills, NY 11746	60,000.54%	60,000	0	0

Melvin D. Bernstein 1009 Willis Avenue Albertson, NY 11507	52,000.46%	52,000	0	0

Linda Bernstein 155 Salem Road East Hills, NY 11577	28,000.25%	28,000	0	0

Beth Sussman 240 W. 75th Street, Apt. 7B New York, NY 10023	40,000.36%	40,000	0	0

Jeffrey Wenzel 166 Bellavue Road Oakdale, NY 11769	40,000.36%	40,000	0	0

Tracey Wenzel 166 Bellavue Road Oakdale, NY 11769	40,000.36%	40,000	0	0

Harold Sussman 2 Richmond Road, Apt. 5A Ledo Beach, NY 11561	40,000.36%	40,000	0	0

Amy Sussman 11 Chiswell Drive Melville, NY 11747	40,000.36%	40,000	0	0

Meg L. Sussman 26 Leslie Lane Katonah, NY 10536	40,000.36%	40,000	0	0

(1)   Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during the offering period.

PLAN OF DISTRIBUTION

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales, o transactions involving cross or block trades on any securities or market where our common stock is trading,
o	purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
o	"at the market" to or through market makers or into an existing market for the common stock,
o	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

o	any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently use office space in a building located at 142 Mineola Avenue, Roslyn, New York. The primary tenant is Darrell Lerner, our President. The lease for such premises is in the name of International Global Communications, Inc., a company owned by Byron Lerner, one of our shareholders and the father of Darrell Lerner, our sole officer and director. The lease provides for monthly rental payments of $475 and presently expires February 28, 2003. There is an extension period that commences March 1, 2003 until February 28, 2004 at the rate of $500 per month.

Such related party transaction was on terms that were not more favorable than if agreed upon by a third party in an arms length transaction.

We have no plans to issue any additional securities to management, promoters, affiliates or associates at the present time. If our Board of Directors adopts an employee stock option or pension plan, we may issue additional shares according to the terms of this plan. Although we have a very large amount of authorized but un-issued common stock, we intend to reserve this stock to implement continued expansion of the business.

We do not intend to use the proceeds from this offering to make payments to any promoters, management (except as salaries, benefits and out of pocket expenses) or any of their affiliates. We have no present intention of acquiring any assets by any promoter, management or their affiliates or associates.

There are no arrangements or agreements between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence our affairs. In the future, we will present all possible transactions between the Company and its officers, directors or 5% stockholders, and their affiliates to the Board of Directors for its consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by- laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

GENERAL

Our Articles of Incorporation authorize us to issue up to 50,000,000 Common Shares, $0.0001 par value per common share and 10,000,000 Preferred Shares, $0.0001 par value. As of October 24, 2002, there were 11,200,000 shares of our common stock outstanding.

COMMON STOCK

The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and non-assessable.

Liquidation Rights.

Upon our liquidation or dissolution, each outstanding Common Share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.

We do not have limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares of stock in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the Delaware Statutes. We have not paid dividends to date, and we do not anticipate that we will pay any dividends in the foreseeable future.

Voting Rights.

Holders of our Common Shares are entitled to cast one vote for each share held of record at all shareholders meetings for all purposes.

Other Rights.

Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

There are no other material rights of the common shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of us. We have not issued debt securities.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

DELAWARE BUSINESS COMBINATION PROVISIONS

We are governed by the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”). In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

o	prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder;

o	the stockholder acquired more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers and shares held in certain employee stock plans) upon consummation of the transaction in which the stockholder became an interested stockholder; or

o	the business combination is approved by the Board of Directors and by at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or after the date such stockholder became an interested stockholder.

An “interested stockholder” is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation’s voting stock. Section 203 defines a “business combination” to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director’s fiduciary duty, except:

o	for any breach of a director's duty of loyalty to the corporation or its stockholders,

o	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

o	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

o	for any transaction from which a director derived an improper personal benefit.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the DGCL.

Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney’s fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by the DGCL.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission’s Regional Offices at 75 Park Place, Room 1400, New York, New York 10007 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we file electronic versions of these documents on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock to be sold by the selling stockholders and to register additional shares to be sold. This prospectus is part of that registration statement and, as permitted by the Commission’s rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission’s web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

TRANSFER AGENT

We have not yet appointed a transfer agent and registrar for our common stock but intend to appoint a transfer agent upon effectiveness of this registration statement.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Anslow & Jaclin, LLP, 4400 Route 9, 2nd Floor, Freehold, New Jersey 07728. Its telephone number is (732) 409-1212.

EXPERTS

The financial statements included in this prospectus included elsewhere in the registration statement have been audited by Don Fuchs, Certified Public Accountant, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company’s recurring losses from operations which raise substantial doubt about its ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS

                             RELOCATE 411.COM, INC.
                  (Formerly known as Stateside Funding, Inc.)

                           CONSOLIDATED BALANCE SHEET
                                     ASSETS

                                                                    August 31
                                                                       2002
                                                                      -----
CURRENT ASSETS:

       Cash                                                          20,167
                                                                   ----------

                    Total current assets                             20,167

FIXED AND OTHER ASSETS:
       Property and equipment at cost, less
            accumulated depreciation                                  6,472

       Other assets
            Organization costs - net of amortization                    180
                                                                    ----------

TOTAL ASSETS                                                         26,819
                                                                    ==========

          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
       Accounts payable                                                 --
       Loans payable                                                  14,397
       Income tax payable                                              5,525
                                                                    ----------

            Total Current Liabilities                                 19,922
                                                                    ----------

STOCKHOLDERS' EQUITY
       Preferred stock, $0.0001 par value 10,000,000
            shares authorized and none issued in 2001
            or 2000                                                      --
       Common stock,  $0.0001 par value, 50,000,000
            shares authorized, 10,7100,000 shares
            outstanding .                                              1,783
       Treasury stock  (7,065,000 at cost)                        (1,151,672)
       Additional paid-in-capital                                  1,393,690
       Accumulated deficit                                          (236,904)
                                                                   ----------
                    Total Stockholders' Equity                         6,897
                                                                   ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           26,819
                                                                   ==========

                                        2

                             RELOCATE 411.COM, INC.
                   (Formerly known as Stateside Funding, Inc.)
                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                    For the nine months ended
                                                           August 31
                                                            ---------
                                                         2002         2001
                                                          ----         ----
EXPENSES:
      Salaries and benefits                              $     --     $ 42,000
      General and administrative                            3,883        7,812
                                                         --------     --------

              Total expenses                             $  3,883     $ 49,812
                                                         --------     --------

(Loss) before Other Income                                 (3,883)    (49,812)

OTHER INCOME (EXPENSE):
      Interest income                                          --       26,080
      Interest expense                                         --           --
                                                         --------     --------

Total Other Income                                       $     --     $ 26,080
                                                         --------     --------

(Loss) before provision for income taxes                 $ (3,883)   $(23,733)

Provision for income taxes                               $     --           --
                                                         --------     --------

Net income (loss)                                        $ (3,883)   $(23,733)
                                                         ========     ========

Net profit (loss) per common share based upon
      10,710,000 and 12,287,500 (weighted average)
      shares, respectively                               $ (0.000)    $(0.010)
                                                         ========     ========

                                        3

                             RELOCATE 411.COM, INC.
                   (Formerly known as Stateside Funding, Inc.)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         For the period ended
                                                              August 31
                                                              ---------
                                                           2002        2001
                                                           ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES
      Net loss                                           (3,883)    (26,076)
      Adjustment to reconcile net (loss) to net cash
           used in operating activities:
           Amortization and depreciation                     --       1,779
           Common stock issued for services                  --      43,400
           Exchange of receivable for investment in
               foreign stock                                 --     (36,070)
           Change in assets and liabilities:
               (Increase)Decrease in interest receivable     --      10,008
               Increase (decrease) accounts payable
                             and accrued liabilities      (1,100)     (6,838)
                                                         --------    --------
               Net Cash Used in Operating Activities     $ (4,983)   $(13,797)
                                                         --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from private placement                       20,250          --
      Proceeds from shareholder loan                         4,900       5,867
                                                          --------    --------

               Net Cash Provided by Financing Activities  $ 25,150    $  5,867
                                                          --------    --------

INCREASE (DECREASE) IN CASH                               $ 20,167    $(7,930)

      Cash - beginning of period                          $     --    $  7,781
                                                          --------    --------

      Cash - end of quarter                               $ 20,167    $  (149)
                                                          ========    ========

Supplemental Disclosures:
      Non cash issuance of 4,340,000 common shares of
           stock @ $.0001 par value per merger agreement     --          --
                                                          =======    ========
      Income tax paid                                        --          --
                                                          ========    ========
      Interest paid                                          --          --
                                                          ========    ========

                                        4

Part I

RELOCATE 411.COM, INC.
(A development stage company)
NOTES TO FINANCIAL STATEMENTS

August 31, 2002

NOTE 1 - BASIS OF PRESENTATION

Relocate 411.Com, Inc., formerly known as Stateside Fundings, Inc., was organized under the laws of the State of Delaware on December 19, 1997 and has adopted a fiscal year ending November 30th. The Company is considered a development stage since it is devoting substantially all of its efforts to establishing a new business. Its planned principal operations have not yet commenced and there have been no revenues to date. The Company is developing a web site to be utilized in various real estate services such as relocation, listings of real estate sales or rentals, mortgage information and other real estate related information or content.

On January 26, 2000, the stockholders of Relocate 411.Com, Inc. a New York Corporation completed a merger and stock exchange with Stateside Fundings, Inc., A Delaware Corporation. Contemporaneously, with the merger, Stateside issued 5,175,000 shares of its common stock in a private placement transaction, receiving net proceeds of $1,354,250. The net proceeds received were after a payment of $150,000 to redeem 4,100,000 share of common stock from the founder of Stateside. As part of the merger, Stateside then issued 6,600,000 common shares to Relocate 411.Com, Inc. in exchange for the 66 shares held by the stockholders of Relocate.

5

On January 27, 2000, Stateside (the surviving entity) filed a Certificate of Amendment changing their name to Relocate 411.Com, Inc.

NOTE 2 - Treasury Stock

During the year ended November 31, 2001 the Company repurchased 7,065,000 shares of its common stock for a total consideration of $1,151,672.

NOTE 3 - CONFLICTS OF INTEREST

Certain conflicts of interest have existed and will continue to exist between management, their affiliates and the Company. Management have other interests including business interests to which they devote their primary attention. Management may continue to do so notwithstanding the fact that management time should be devoted to the business of the Company and in addition, management may negotiate an acquisition resulting in a conflict of interest.

DON FUCHS

Certified Public Accountant
1468 East 14th Street
Brooklyn, NY 11230
(718) 339-0568

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

The Board of Directors
Relocate 411.Com, Inc.
142 Mineola Avenue
Roslyn Heights, New York 11577

Gentlemen:

I have audited the accompanying balance sheet of Stateside Fundings, Inc. (a development stage company) as of November 30, 2000 and November 30, 1999, and the related Statements of Operations, Cash Flows, and Stockholders’ Equity for the year ended November 30 2001 and November 30, 2000. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. These standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Relocate 411.Com, Inc. as of November 30, 2001 and November 30, 2000, and the Statements of Operations, Cash Flows, and Stockholders’ Equity for the years ended November 30, 2001 and November 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage company, and has no income since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to this matter, specifically the proposed public offering, are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DON FUCHSCERTIFIED
PUBLIC ACCOUNTANT

February 28, 2002

2

                             RELOCATE 411.COM, INC.
                   (Formerly known as Stateside Funding, Inc.)

                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                        November 30
                                                           2001
                                                           ----
FIXED AND OTHER ASSETS:
Property and equipment at cost, less
         accumulated depreciation                         6,472

Other assets
         Organization costs - net of amortization           180

TOTAL ASSETS                                              6,652

LIABILITIES AND STOCKHOLDERS EQUITY

CURRENT LIABILITIES
Accrued liabilities                                       1,100
Accounts payable                                            630
Loans payable                                             8,867
Income tax payable                                        5,525

         Total Current Liabilities                       16,122

STOCKHOLDERS EQUITY

Preferred stock, $0.0001 par value 10,000,000
  shares authorized and none issued in 2001
  or 2000                                                    --
Common stock, $0.0001 par value, 50,000,000
  shares authorized, 9,950,000 shares
  outstanding                                             1,702
Treasury stock    (7,065,000 at cost)               (1,151,672)
Additional paid-in-capital                            1,373,521
Accumulated deficit                                   (233,020)
                                                      ---------

         Total Stockholders' Equity                     (9,469)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               6,652
                                                         =====

                                       3

                             RELOCATE411.COM, INC.
                   (Formerly known as Stateside Funding, Inc.)

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                        For the twelve months ended
                                                                November 30
                                                                -----------
                                                        2001                  2000
                                                        ----                  ----

EXPENSES:
Salaries and benefits                                  $  42,000           $ 139,888
General and administrative                                10,949             113,960
                                                       ---------           ---------

Total expenses                                         $  52,949           $ 253,848

(Loss) before Other Income                               (52,949)           (253,848)
                                                       ---------           ---------

OTHER INCOME (EXPENSE):
Interest income                                           26,080             108,481
Interest expense                                              --             (53,956)
                                                       ---------           ---------

Total Other Income                                     $  26,080           $  54,525
                                                       ---------           ---------

(Loss) before provision for income taxes               $ (26,870)          $(199,323)

Provision for income taxes                             $     500               5,025
                                                       ---------           ---------

Net income (loss)                                      $ (27,370)          $(204,348)
                                                       =========           =========

Net profit (loss) per common share
based upon 15,930,000 and 7,706,227 (weighted
average) shares, respectively                          $  (0.002)          $   (0.02)
                                                       =========           =========

                                       4

                             RELOCATE411.COM, INC.

                   (Formerly known as Stateside Funding, Inc.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               For the period ended
                                                                    November 30
                                                                    -----------
                                                             2001                2000
                                                             ----                ----

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                     (27,370)          (213,234)
Adjustment to reconcile net (loss)
         to net cash
          used in operating activities:
              Amortization and depreciation                    2,372              2,716
              Common stock issued for services                43,400                 --
              Proceeds from shareholder loan                   8,867                 --
              Change in assets and liabilities:
              (Increase) Decrease in interest
                   receivable                                 10,008             (1,045)
                     Increase (decrease) accounts
                   payable and accrued liabilities            (5,988)            17,500
                                                         -----------        -----------

                     Net Cash Used in Operating
                   Activities                            $    31,289        $  (194,063)
                                                         -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment                            $--        $   (11,465)
Acquisition of Treasury Stock                            $(1,151,672)               $--
                                                         -----------        -----------

              Net Cash Used In
                   Investing Activities                  $(1,151,672)       $   (11,465)
                                                         -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from private placement                                   --          1,504,250
Rendeption of original shareholder                                --           (150,000)
Decrease (Increase) in loan
         and notes receivable                              1,112,602         (1,119,347)
Proceeds from loan payable                                        --          1,117,602
                                                         -----------        -----------

              Net Cash Provided by
                   Financing Activities                  $ 1,112,602        $ 1,352,505
                                                         -----------        -----------

INCREASE (DECREASE) IN CASH                              $    (7,781)       $ 1,146,977

Cash - beginning of period                                     7,781        $     1,350
                                                         -----------        -----------

Cash - end of quarter                                    $         0        $ 1,148,327
                                                         ===========        ===========

Supplemental Disclosures:
     Non cash issuance of 4,340,000
     common shares of stock @ $.0001
     par value per merger agreeement                              --                 --
                                                         ===========        ===========

Income tax paid                                                   --                625
                                                         ===========        ===========

Interest paid                                                     --             26,688
                                                         ===========        ===========

                                       5

                             RELOCATE411.COM, INC.

                   (Formerly known as Stateside Funding, Inc.)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS EQUITY

                                                                                         Additional
                                                  Shares          Treasury     Common    Paid-in          Accumulated
                                                  Issued           Stock       Stock     Capital          Deficit      Total
                                                  ------           -----       -----     -------          -------      -----

Year Ended November 30, 2000

Balance - November 30, 1999                      5,000,000    $--            $       500    $     2,073    $    (1,303)   $     1,270

        Deferred offering costs charged
        against additional paid-in capital               0    $--                               (25,000)

        Issuance of shares in private
        placement                                5,175,000    $--            $       518      1,503,732             --      1,504,250

        Relocate 411.com Inc. pre-merger
        shares                                          66    $--            $       250    $        --             --            250

        Redemption of original shares           (4,100,000)   $--            $        --       (150,000)            --       (150,000)
        Conversion in merger to 6,600,000        6,599,934    $--                     --           (250)            --           (250)

Net Loss                                                --    $--                     --       (204,348)      (204,348)            --
                                                ----------    -----------    -----------    -----------    -----------    -----------

Balance - November 30, 2000                     12,675,000    $--            $     1,268    $ 1,330,555    $  (205,651)   $ 1,126,172
                                                ==========    ===========    ===========    ===========    ===========    ===========

Year Ended November 30, 2001

Balance - November 30, 2000                     12,675,000    $--            $     1,268    $ 1,330,555    $  (205,651)   $ 1,126,172

        Purchase of Treasury stock as
        settlement                                      --    $(1,148,672)           $--            $--            $--    $(1,148,672)

          Issuance of shares as compensation     4,340,000    $--            $       434         42,966             --         43,400

        Purchase of share from shareholder              --    $    (3,000)   $        --             --             --         (3,000)
Net Loss                                                --             --             --             --        (27,370)       (27,370)
                                                ----------    -----------    -----------    -----------    -----------    -----------

Balance - November 30, 2001                     17,015,000    $(1,151,672)   $     1,702    $ 1,373,521    $  (233,020)   $    (9,469)
                                                ==========    ===========    ===========    ===========    ===========    ===========

                                                             6

RELOCATE 411.COM, INC.
(A development stage company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2001

NOTE 1 - BASIS OF PRESENTATION

Relocate 411.Com, Inc., formerly known as Stateside Fundings, Inc., was organized under the laws of the State of Delaware on December 19, 1997 and has adopted a fiscal year ending November 30th. The Company is considered a development stage since it is devoting substantially all of its efforts to establishing a new business. Its planned principal operations have not yet commenced and there have been no revenues to date. The Company is developing a web site to be utilized in various real estate services such as relocation, listings of real estate sales or rentals, mortgage information and other real estate related information or content.

On January 26, 2000, the stockholders of Relocate 411.Com, Inc. a New York Corporation completed a merger and stock exchange with Stateside Fundings, Inc., A Delaware Corporation. Contemporaneously, with the merger, Stateside issued 5,175,000 shares of its common stock in a private placement transaction, receiving net proceeds of $1,354,250. The net proceeds received were after a payment of $150,000 to redeem 4,100,000 share of common stock from the founder of Stateside. As part of the merger, Stateside then issued 6,600,000 common shares to Relocate 411.Com, Inc. in exchange for the 66 shares held by the stockholders of Relocate.

On January 27, 2000, Stateside (the surviving entity) filed a Certificate of Amendment changing their name to Relocate 411.Com, Inc.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Development Stage Activities and Operations:

All costs incurred in development activities are charged to operations as incurred. The Company has not produced any revenues from operations.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those amounts.

Fair Value of Financial Instruments:

SFAS No. 107, “Disclosures About Fair Value of Financial Instruments”, requires disclosure of the fair value information whether or not recognized in the balance sheet, where it is practicable to estimate that value. The carrying value of cash, cash equivalents, accounts receivable and notes payable approximates fair value.

Impairment of Long-Lived Assets:

The Company has not completed its evaluation of the adoption of SFAS 121, “Accounting for the Impairment Long-Lived Assets and for Long-Lived Assets to be Disposed of.” However, management believes any such effect will not be material.

Fixed Assets:

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of

7

the related assets, which range from five to ten years. Depreciation expense for the year ended November 30, 2001 is $2,292.

Loss Per Common Share:

The Company is authorized to issue 50,000,000 common shares with a par value of $.0001, and 10,000,000 preferred shares with a par value of $.0001.

The Company has adopted Financial Accounting Standards Board (FASB) Statement No. 128, “Earnings per Share”. The Statement establishes standards for computing and presenting earnings per share (EPS). It replaced the presentation of primary EPS with a presentation of basic EPS and also requires dual presentation of basic and diluted EPS on the face of the income statement. The statement was retroactively applied to the prior loss per share but did not have any effect.

Basic loss per share was computed by dividing the Company’s net loss by the weighted average number of common shares outstanding during the period. There is no presentation of diluted loss per share as the effect of common stock options, warrants and convertible debt amount are antidilutive. The weighted average number of common shares used to calculate loss per common share during the year ended November 30, 2001 was 15,930,000.

NOTE 3 - ORGANIZATION COSTS

Expenses incurred in connection with the formation of the Company have been capitalized and are being amortized over a period of five years on the straight-line method. The asset is shown net of amortization.

NOTE 4 - INCOME TAX PAYABLE

Income taxes have been accrued based on alternative methods of computing minimum New York State and City corporate taxes.

NOTE 5 - CAPITALIZATION

The Company is authorized to issue 50,000,000 common shares with a par value of $.0001, and 10,000,000 blank check preferred shares with a par value of $.0001. On December 1, 1997, the Company issued a total of 5,000,000 shares of its common stock to three individuals, for a total consideration of $1,500($.0003 per share).

NOTE 6 - ADDITIONAL PAID-IN-CAPITAL

In connection with this offering the company has incurred various costs which were classified as Deferred Offering Costs in the sum total of $25,000 for the year ended November 30, 2000. These costs are being charged to additional paid-in capital.

NOTE 7 - Treasury Stock

During the year ended November 31, 2001 the Company repurchased 7,065,000 shares of its common stock for a total consideration of $1,151,672.

NOTE 8 - CONFLICTS OF INTEREST

Certain conflicts of interest have existed and will continue to exist between management, their affiliates and the Company. Management have other interests including business interests to which they devote their primary attention. Management may continue to do so notwithstanding the fact that management time should be devoted to the business of the Company and in addition, management may negotiate an acquisition resulting in a conflict of interest.

NOTE 9 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As a development stage company, the Company has no revenue from operations and limited financing. The Company’s continued existence is dependent upon its ability to meet its financing requirements on a continuing basis, and to succeed in its future operations. The financial statements do not include any adjustments that might result from this uncertainty. Management is in the process of finalizing the development of its websites and other operating plans.

8

RELOCATE 411. COM, INC.
1,250,000 Shares of Common Stock
PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

October , 2002

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

DELAWARE BUSINESS COMBINATION PROVISIONS

We are governed by the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”). In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

o	prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder;
o	the stockholder acquired more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers and shares held in certain employee stock plans) upon consummation of the transaction in which the stockholder became an interested stockholder; or
o	the business combination is approved by the Board of Directors and by at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or after the date such stockholder became an interested stockholder.

An “interested stockholder” is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation’s voting stock. Section 203 defines a “business combination” to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director’s fiduciary duty, except:

o	for any breach of a director's duty of loyalty to the corporation or its stockholders,
o	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
o	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
o	for any transaction from which a director derived an improper personal benefit.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the DGCL.

Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney’s fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by the DGCL.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange Commission registration fee	$ 100
Legal fees and expenses (1)	$ 7,500
Accounting fees and expenses (1)	$ 7,500
Miscellaneous (1)	$ 0
Total (1)	$ 15,100

(1) Estimated.

Item 26.    RECENT SALES OF UNREGISTERED SECURITIES.

On January 26, 2000 we issued a total of 7,560,000 shares to Darrell Lerner, Byron Lerner, Barry Manko, James Tubbs and Grushko & Mittman in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). Of such amount, Darrell Lerner, Byron Lerner and Barry Manko each received 2,200,000 shares, James Tubbs received 900,000 shares and Grushko & Mittman received 60,000 shares pursuant to the merger between Stateside Fundings, Inc. and Relocate 411.com, Inc.

In addition, on January 26 2000, we issued a total of (i) 5,115,000 shares of Common Stock to 10 “accredited investors” and (ii) 5,115,000 Warrants to purchase 5,115,000 shares of Common Stock at an exercise price of $.75 per share (the “Private Placement”). Such shares were sold in reliance on an exemption from registration under

Section 4(2) of the Securities Act of 1933. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares and warrants for each shareholder:

	Shares	Warrants
Austost Anstalt Schaan	1,500,000	1,500,000
Balmore Funds, S.A.	1,500,000	1,500,000
Amro International, S.A.	791,250	791,250
ICT N.V.	150,000	150,000
Leval Trading, Inc.	450,000	450,000
Nesher, Inc.	150,000	150,000
Talbiya B. Investments	166,500	166,500
Libra Finance, S.A.	198,000	198,000
J. Hayut	139,500	139,500
Hyett Capital Ltd.	69,750	69,750

The shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us not involving a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which it sold a high number of shares to a high number of investors. In addition, these shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On February 7, 2001 we issued a total of 4,340,000 shares to Darrell Lerner, Byron Lerner and Grushko & Mittman in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). Of such amount, Darrell Lerner and Byron Lerner each received 2,100,000 shares as compensation for services rendered to us and Grushko & Mittman were issued 140,000 shares for legal services rendered to us.

The shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us not involving a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which it sold a high number of shares to a high number of investors. In addition, these shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In September, 2002, we completed a Regulation D, Rule 506 Offering in which we issued a total of 1,000,000 shares of our common stock to 34 shareholders for an aggregate offering price of $250,000. The following sets forth the identity of the class of persons to whom Relocate sold these shares and the amount of shares for each shareholder:

Frank Massaro	16,000
Michael and Thelma Hartman	40,000
Nicholas A. Waslyn	20,000
Eric Tjaden	26,000

Margaret Indelicato	16,000
Juan C. Morales	4,000
Sheldon Shalom	4,000
Patricia Faro	4,000
Philip Mazzella	16,000
Richard Zapolski	16,000
William Grimm	8,000
Richard Volpe	16,000
Mark J. Parendo	20,000
Mitch Hershkowitz	20,000
Kristine Gentile	4,000
Robert M. J. Hartman	20,000
Danielle L. Hartman	20,000
Martin Miller	60,000
Dolores E. Miller	100,000
Dolores E. Miller	20,000
Drew Goldberg	10,000
Carol Sitte	50,000
Karen Pasteressa	20,000
Desert Green, Inc.	40,000
Robert Giambrone	50,000
Anthony Giambrone	60,000
Melvin D. Bernstein	52,000
Linda Bernstein	28,000
Beth Sussman	40,000
Jeffrey Wenzel	40,000
Tracey Wenzel	40,000
Harold Sussman	40,000
Amy Sussman	40,000
Meg L. Sussman	40,000

The Common Stock issued in the Company’s Regulation D, Rule 506 offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by the Company in connection with the offering of any of the Shares.

(B)	At the time of the offering the Company was not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an "investment company" within the meaning of the federal securities laws.

(C)	Neither the Company, nor any predecessor of the Company, nor any director of the Company, nor any beneficial owner of 10% or more of any class of the Company’s equity securities, nor any promoter currently connected with the Company in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by the Company pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any director, officer or promoter of the Company or any beneficial owner of 10% or more of the Company’s securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in September 2002 were restricted in accordance with Rule 144 of the Securities Act of 1933.

On September 7, 2002, we issued 250,000 shares to Anslow & Jaclin, LLP in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) for legal services rendered to us.

The shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us not involving a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which it sold a high number of shares to a high number of investors. In addition, these shareholder had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 27.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT	DESCRIPTION

3.1	Certificate of Incorporation of Relocate411.com, Inc.

3.2	Certificate of Amendments of the Certificate of Incorporation of Relocate411.com, Inc.

3.2	By-laws of Relocate411.com, Inc.

5.1	Opinion of Anslow & Jaclin LLP

23.1	Consent of Anslow & Jaclin LLP (included in Exhibit 5.1)

23.2	Consent of Don Fuchs, CPA
24.1	Power of Attorney (included on page II-6 of the registration statement)

Item 28.    UNDERTAKINGS.

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)	Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C)	Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roslyn, State of New York, on the 9th day of December, 2002.

RELOCATE411.COM, INC.

By:	/s/ Darrell Lerner DARRELL LERNER PRESIDENT AND SECRETARY

POWER OF ATTORNEY

The undersigned directors and officers of Relocate411.com, Inc. hereby constitute and appoint Darrell Lerner, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Darrell Lerner Darrell Lerner	President, Secretary and Director	Dated: December 9, 2002